Exhibit 99.1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY
Jerry Davis (media) 215-977-6298
Tom Harr (investors) 215-977-6764

No. 9-06

SUNOCO REPORTS FIRST QUARTER RESULTS

PHILADELPHIA, MAY 3, 2006 — Sunoco, Inc. (NYSE: SUN) today reported net income of $79 million ($.59 per share diluted) for the first quarter of 2006 versus $116 million ($.83 per share diluted) for the first quarter of 2005. there were no special items in either quarter.

“First-quarter earnings were impacted by a high level of refinery maintenance and rising crude oil prices during the quarter,” said John G. Drosdick, Sunoco Chairman and Chief Executive Officer. “High beginning-of-the-year refined product inventories and unseasonably warm winter weather in the northeastern United States negatively impacted refining margins while rising crude oil prices squeezed retail gasoline and chemical margins during the quarter.”

Drosdick continued, “Utilization at our refining facilities was limited to 93 percent for the quarter due to maintenance ahead of this year’s driving season. We recently completed a turnaround at our Toledo refinery and are now positioned to run at capacity levels during the peak summer demand months. We are also near completion of the necessary capital investments to ready our refining system for the upcoming diesel fuel specification changes. Still, the current roll-out of ethanol-blended gasoline and the transition to ultra-low-sulfur diesel fuel present significant manufacturing and logistical challenges for the industry. We will direct our best efforts to being a reliable supplier through these transitions.

“We will continue to invest significant capital in our refining facilities. We have spent approximately $700 million to comply with the new low-sulfur gasoline and on-road diesel requirements. Looking ahead, over the next three years, we plan to spend approximately $2 billion to increase production and further improve and maintain our refining system.”

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SUNOCO 1Q06 EARNINGS, PAGE 2

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $73 million in the first quarter versus $108 million in the first quarter of 2005. The decrease in earnings was due to lower production volumes in Northeast Refining and higher expenses. The lower volumes were mainly a result of a previously announced scheduled maintenance turnaround at the Philadelphia refinery in late February and early March, and the Toledo refinery maintenance turnaround at the end of March and the beginning of April. Higher expenses in the quarter were mainly the result of higher purchased fuel costs and expenses associated with maintenance activity. Also contributing to the increase in expenses were operating costs to produce low-sulfur gasoline.

Realized margins for Refining and Supply in the first quarter were slightly higher than the year-ago period with lower margins in Northeast Refining being offset by higher margins in MidContinent Refining.

RETAIL MARKETING

Retail Marketing posted break-even results in the first quarter of 2006 versus an $8 million loss in the first quarter of 2005. While retail gasoline margins were poor during most of the current quarter, they were slightly higher than the year-ago period. Monthly gasoline and diesel throughput per company owned or leased outlet was approximately the same versus the first quarter of 2005.

CHEMICALS

Chemicals earned $14 million in the first quarter of 2006 versus $33 million in the prior-year period. The decrease in earnings was due primarily to lower margins for both phenol and polypropylene and higher expenses, due in part to higher fuel and utility costs.

LOGISTICS

Earnings for the Logistics segment were $6 million in the first quarter versus $3 million in the first quarter of 2005. Earnings in last year’s first quarter were impacted by a $3 million after-tax charge associated with a Mid-Valley pipeline spill and a $2 million unfavorable tax adjustment.

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SUNOCO 1Q06 EARNINGS, PAGE 3

COKE

The Coke business earned $14 million in the first quarter of 2006 versus $10 million in the first quarter of 2005. The increase is mainly attributable to the addition of the Haverhill Coke Plant which began operations in March 2005.

CORPORATE AND OTHER

Corporate administrative expenses were $16 million after tax in both the first quarter of 2006 and the first quarter of 2005.

Net financing expenses were $12 million after tax in the first quarter of 2006 versus $14 million in the first quarter of 2005. The decline was primarily due to higher interest income, partially offset by a decrease in capitalized interest.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 900,000 barrels per day of refining capacity, over 4,700 retail sites selling gasoline and convenience items, approximately 5,400 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco also has the capacity to manufacture over 2.5 million tons annually of high-quality metallurgical-grade coke for use in the steel industry.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on May 4, 2006. It can be accessed through Sunoco’s Web site—www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions; competitive products and pricing; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refined product and chemical margins; variation in petroleum-based commodity

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SUNOCO 1Q06 EARNINGS, PAGE 4

prices and availability of crude oil and feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; fluctuations in supply of feedstocks and demand for products manufactured; changes in product specifications; availability and pricing of ethanol; changes in operating conditions and costs; changes in the expected level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability and efficiency of, the Company’s or a third party’s operating facilities; potential equipment malfunction; potential labor relations problems; the legislative and regulatory environment; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities; nonperformance by or disputes with major customers, suppliers, dealers, distributors or other business partners; changes in financial markets impacting pension expense and funding requirements; political and economic conditions, including the impact of potential terrorist acts and international hostilities; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings. These and other applicable risks and uncertainties have been described more fully in Sunoco’s 2005 Form 10-K filed with the Securities and Exchange Commission on March 3, 2006 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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SUNOCO 1Q06 EARNINGS, PAGE 5

Sunoco, Inc.

2006 First Quarter Financial Summary

(Unaudited)

First Quarter	2006	2005
Revenues	$8,593,000,000	$7,209,000,000
Net Income	$79,000,000	$116,000,000
Net Income Per Share of Common Stock:
Basic	$.59	$.84
Diluted	$.59	$.83
Weighted-Average Number of Shares Outstanding (In Millions):
Basic	132.9	138.2
Diluted	133.6	139.1

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SUNOCO 1Q06 EARNINGS, PAGE 6

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended March 31
	2006	2005	Variance
Refining and Supply	$73	$108	$(35)
Retail Marketing	—	(8)	8
Chemicals	14	33	(19)
Logistics	6	3	3
Coke	14	10	4
Corporate and Other:
Corporate expenses	(16)	(16)	—
Net financing expenses and other	(12)	(14)	2

Consolidated net income	$79	$116	$(37)

Net income per share of common stock (diluted)	$.59	$.83	$(.24)

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SUNOCO 1Q06 EARNINGS, PAGE 7

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2006	2005
TOTAL REFINING AND SUPPLY
Income (Millions of Dollars)	$73	$108
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$6.13	$5.93
Crude Inputs as Percent of Crude Unit Rated Capacity	93	97
Throughputs (Thousand Barrels Daily):
Crude Oil	835.3	875.0
Other Feedstocks	68.8	52.7

Total Throughputs	904.1	927.7

Products Manufactured (Thousand Barrels Daily):
Gasoline	427.6	442.9
Middle Distillates	308.1	304.3
Residual Fuel	70.8	77.3
Petrochemicals	35.8	38.6
Lubricants	13.2	12.6
Other	85.4	89.5

Total Production	940.9	965.2
Less: Production Used as Fuel in Refinery Operations	44.3	46.7

Total Production Available for Sale	896.6	918.5

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

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SUNOCO 1Q06 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2006	2005
Northeast Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$5.35	$6.11
Market Benchmark 6-3-2-1 (Per Barrel)	$4.49	$4.51
Crude Inputs as Percent of Crude Unit Rated Capacity	93	99
Throughputs (Thousand Barrels Daily):
Crude Oil	610.1	646.2
Other Feedstocks	60.2	46.7

Total Throughputs	670.3	692.9

Products Manufactured (Thousand Barrels Daily):
Gasoline	319.2	328.6
Middle Distillates	230.2	230.7
Residual Fuel	66.4	73.2
Petrochemicals	28.9	30.1
Other	51.6	57.8

Total Production	696.3	720.4
Less: Production Used as Fuel in Refinery Operations	32.5	35.5

Total Production Available for Sale	663.8	684.9

* Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.

MidContinent Refining*
Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$8.38	$5.42
Market Benchmark 3-2-1 (Per Barrel)	$7.92	$6.24
Crude Inputs as Percent of Crude Unit Rated Capacity	92	93
Throughputs (Thousand Barrels Daily):
Crude Oil	225.2	228.8
Other Feedstocks	8.6	6.0

Total Throughputs	233.8	234.8

*	Comprised of the Toledo and Tulsa refineries.

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SUNOCO 1Q06 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2006	2005
MidContinent Refining (continued)
Products Manufactured (Thousand Barrels Daily):
Gasoline	108.4	114.3
Middle Distillates	77.9	73.6
Residual Fuel	4.4	4.1
Petrochemicals	6.9	8.5
Lubricants	13.2	12.6
Other	33.8	31.7

Total Production	244.6	244.8
Less: Production Used as Fuel in Refinery Operations	11.8	11.2

Total Production Available for Sale	232.8	233.6

RETAIL MARKETING
Loss (Millions of Dollars)	$—	$(8)
Retail Margin* (Per Barrel):
Gasoline	$2.85	$2.37
Middle Distillates	$5.02	$5.06
Sales of Petroleum Products (Thousand Barrels Daily):
Gasoline	287.5	289.8
Middle Distillates	46.5	49.4

	334.0	339.2

Total Retail Gasoline Outlets, End of Period	4,737	4,805
Gasoline and Diesel Throughput per Company Owned or Leased Outlet (M Gal/Site/Month)	132	132
Convenience Stores:
Total Stores, End of Period	739	735
Merchandise Sales (M$/Store/Month)	$71	$71
Merchandise Margin (Company Operated) (% of Sales)	28%	28%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 1Q06 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2006*	2005
CHEMICALS
Income (Millions of Dollars)	$14	$33
Margin** (Cents per Pound):
All Products***	10.9	12.6
Phenol and Related Products	9.1	11.0
Polypropylene***	13.2	15.4
Sales (Millions of Pounds):
Phenol and Related Products	633	681
Polypropylene	562	533
Other	21	33

	1,216	1,247

*	The income and margin data reflect a new pricing formula for 2006 sales of phenol to Honeywell International Inc. based upon unfavorable arbitration decisions in the third quarter of 2005 and first quarter of 2006. The new pricing formula remains in effect until another arbitration establishes the price for 2005 and beyond.

**	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

***	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS*
Income (Millions of Dollars)	$6	$3
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,038	833
Affiliated Customers	1,619	1,650

	2,657	2,483

*	Excludes joint-venture operations.

COKE*
Income (Millions of Dollars)	$14	$10
Coke Production (Thousands of Tons)	631	503
Coke Sales (Thousands of Tons)	647	497

*	Includes amounts attributable to the Haverhill facility, which commenced operations in March 2005.

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SUNOCO 1Q06 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2006		2005
CAPITAL EXPENDITURES (Millions of Dollars)
Refining and Supply	$130		$149
Retail Marketing	12		11
Chemicals	11		18
Logistics	16	*	8
Coke	3		22

	$172		$208

*	Excludes the acquisition of two separate crude oil pipeline systems and related storage facilities located in Texas, one from Alon USA Energy, Inc. for $68 million and the other from Black Hills Energy, Inc. for $41 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)
Refining and Supply	$56	$49
Retail Marketing	25	27
Chemicals	18	18
Logistics	9	8
Coke	4	3

	$112	$105

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SUNOCO 1Q06 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
Refining and Supply	$108	$212	$341	$286	$947
Retail Marketing	(8)	7	6	25	30
Chemicals	33	30	23	8	94
Logistics	3	9	7	3	22
Coke	10	13	15	10	48
Corporate and Other:
Corporate expenses	(16)	(16)	(25)	(27)	(84)
Net financing expenses and other	(14)	(13)	(10)	(8)	(45)

	116	242	357	297	1,012
Special items	—	—	(28)	(10)	(38)

Consolidated net income	$116	$242	$329	$287	$974

Earnings (loss) per share of common stock (diluted):
Income before special items	$.83	$1.75	$2.60	$2.19	$7.36
Special items	—	—	(.21)	(.07)	(.28)

Net income	$.83	$1.75	$2.39	$2.12	$7.08

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SUNOCO 1Q06 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2006 First Quarter
Refining and Supply	$73
Retail Marketing	—
Chemicals	14
Logistics	6
Coke	14
Corporate and Other:
Corporate expenses	(16)
Net financing expenses and other	(12)

79
Special items	—

Consolidated net income	$79

Earnings per share of common stock (diluted):
Income before special items	$.59
Special items	—

Net income	$.59

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SUNOCO 1Q06 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

	2005
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$7,191	$7,970	$9,345	$9,248	$33,754
Interest income	3	3	6	11	23
Other income (loss), net	15	17	(56)	11	(13)

	7,209	7,990	9,295	9,270	33,764

COSTS AND EXPENSES
Cost of products sold and operating expenses	6,059	6,581	7,702	7,686	28,028
Consumer excise taxes	585	640	675	688	2,588
Selling, general and administrative expenses	209	225	242	270	946
Depreciation, depletion and amortization	105	102	109	113	429
Payroll, property and other taxes	36	28	33	27	124
Interest cost and debt expense	23	23	25	23	94
Interest capitalized	(6)	(6)	(8)	(5)	(25)

	7,011	7,593	8,778	8,802	32,184
Income before income tax expense	198	397	517	468	1,580
Income tax expense	82	155	188	181	606

Net income	$116	$242	$329	$287	$974

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SUNOCO 1Q06 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Income

(Millions of Dollars)

(Unaudited)

2006 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$8,569
Interest income	10
Other income, net	14

8,593

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,454
Consumer excise taxes	628
Selling, general and administrative expenses	210
Depreciation, depletion and amortization	112
Payroll, property and other taxes	34
Interest cost and debt expense	26
Interest capitalized	(1)

8,463
Income before income tax expense	130
Income tax expense	51

Net income	$79

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SUNOCO 1Q06 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2006	At December 31 2005
ASSETS
Current Assets
Cash and cash equivalents	$361	$919
Accounts and notes receivable, net	1,873	1,754
Inventories	1,136	799
Deferred income taxes	216	215

Total Current Assets	3,586	3,687
Investments and long-term receivables	144	143
Properties, plants and equipment, net	5,826	5,658
Prepaid retirement costs	12	12
Deferred charges and other assets	445	431

Total Assets	$10,013	$9,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,680	$3,695
Current portion of long-term debt	240	177
Taxes payable	336	338

Total Current Liabilities	4,256	4,210
Long-term debt	1,284	1,234
Retirement benefit liabilities	567	563
Deferred income taxes	844	817
Other deferred credits and liabilities	400	409
Minority interests	635	647
Shareholders’ equity	2,027	2,051

Total Liabilities and Shareholders’ Equity	$10,013	$9,931

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SUNOCO 1Q06 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2006	2005
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79	$116
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	112	105
Deferred income tax expense	17	26
Proceeds from power contract restructuring	—	48
Payments less than (in excess of) expense for retirement plans	4	(1)
Changes in working capital pertaining to operating activities, net of effect of acquisitions	(518)	(51)
Other	(7)	4

Net cash provided by (used in) operating activities	(313)	247

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(172)	(208)
Acquisitions	(109)	—
Proceeds from divestments	12	12
Other	(1)	3

Net cash used in investing activities	(270)	(193)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of long-term debt	115	1
Repayments of long-term debt	(2)	(5)
Cash distributions to investors in cokemaking operations	(4)	(11)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(10)	(6)
Cash dividend payments	(27)	(21)
Purchases of common stock for treasury	(48)	(70)
Proceeds from issuance of common stock under management incentive plans	1	5
Other	—	(6)

Net cash provided by (used in) financing activities	25	(113)

Net decrease in cash and cash equivalents	(558)	(59)
Cash and cash equivalents at beginning of period	919	405

Cash and cash equivalents at end of period	$361	$346

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